Registration No. 333-__________

As Filed with the Securities and Exchange Commission  on October 15, 1997
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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Exact Name of Registrant as
Specified in its Charter:                 CENTRAL PARKING CORPORATION

State or other jurisdiction of
incorporation or organization:            Tennessee

I.R.S. Employer Identification Number:    62-1052916

Address of Principal Executive Offices:   2401 21st Avenue South, Suite 200
                                          Nashville, Tennessee
Zip Code:                                 37212

Full Title of Plan:                       Central Parking Corporation
                                          Deferred Stock Unit Plan

Name and Adress of Agent for Service:     Monroe J. Carell, Jr.
                                          Chairman and Chief Executive Officer
                                          Central Parking Corporation
                                          2401 21st Avenue South, Suite 200
                                          Nashville, Tennessee 37212
Telephone Number, Including Area
Code for Agent for Service:               (615) 297-4255

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                    CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
Title of Securities to be Registered:      Common Stock, $.01 par value
Amount to be Registered(1):                250,000
Proposed Maximum Offering Price
Per Share (2):                             $54.15625
Proposed Maximum Aggregate Offering Price: $13,539,062.50
Amount of Registration Fee:                $4,102.74
______________________________________________________________________________

(1) The registration statement also includes (i) pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, and (ii) an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on October 9, 1997.
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                                PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Central Parking Corporation (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;

        (c) The Company's Current Report on Form 8-K dated December 31, 1996, as amended by the Current Reports on Form 8-K/A, dated January 16, 1997, March 17, 1997, March 21, 1997 and April 8, 1997 relating to the acquisition of Civic Parking, LLC;

        (d) The Company's Current Report on Form 8-K dated January 17, 1997, as amended by the Current Reports on Form 8-K/A, dated March 18, 1997, March 21, 1997 and April 9, 1997 relating to the acquisition of Square Industries, Inc.

        (e) The Company's Current Report on Form 8-K dated April 30, 1997 relating to the disposition of 50% of Civic
                Parking, LLC.

        (f) The description of the Common Stock under "Description of Securities" contained in the Company's Registration Statement on Form 8-A (File Number 1-13950) including any amendment or report filed for the purpose of updating such description.




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ITEM 6. INDEMNIFICATION.

        Under the Amended and Restated Charter of the Company (the "Charter"), and in accordance with Section 48-18-502 of the Tennessee Business Corporation Act (the "TBCA"), the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and, then, only for such expenses as the court deems proper.

        The Charter provides that the Company will pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the TBCA so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Charter also provides that the Company may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the TBCA. The Company has entered into an agreement with each of its directors providing for indemnification of such directors and the advancement of expenses to such directors under certain conditions. The Company plans to maintain insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.



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ITEM 8. EXHIBITS.

        The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page 7 Registration Statement, which Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

	(a)	The Company hereby undertakes:

                1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)     To include any prospectus required by
                            section 10(a)(3) of the Securities Act of 1993 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if , in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the Registration
                            Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration

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                    statement relating to the securities offered
                    therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The Company hereby undertakes that, for purposes
                        of determining any liability under the
                        Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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                               SIGNATURES
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        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on October 13, 1997.

                       CENTRAL PARKING CORPORATION
                       By:/s/Monroe J. Carell, Jr.
                             Monroe J. Carell, Jr.
                             Chairman and Chief Executive Officer


                           POWER OF ATTORNEY
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        Each person whose signature to the Registration statement appears below hereby appoints Monroe J. Carell, Jr. and Stephen A. Tisdell and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                     Title                        Date
--------------------------   ------------------------------  ------------------
/s/Monroe J. Carell, Jr.      Chief Executive Officer         October 13, 1997
   Monroe J. Carell, Jr.      (Principal Executive Officer)
                              Chairman of the Board

/s/James H. Bond              President, Chief Operating      October 13, 1997
   James H. Bond              Officer and Director

/s/Stephen A. Tisdell         Chief Financial Officer         October 13, 1997
   Stephen A. Tisdell         (Principal Financial and
                              Accounting Officer)

/s/John W. Eakin              Director                        October 13, 1997
   John W. Eakin

/s/Edward G. Nelson           Director                        October 13, 1997
   Edward G. Nelson

/s/William C. O'Neil, Jr.     Director                        October 13, 1997
   William C. O'Neil, Jr.

/s/Cecil Conlee               Director                        October 13, 1997
   Cecil Conlee

/s/P. E. Sadler               Director                        October 13, 1997
   P. E. Sadler

/s/Lowell Harwood             Director                        October 13, 1997
   Lowell Harwood
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Exhibit
Number   Description of Exhibit
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4.1      Amended and Restated Charter of the Registrant, as amended, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-23869).

4.2 Amended and Restated Bylaws of the Registrant, incorporated by Reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-95640).

4.3      Form of Common Stock Certificate, incorporated by reference to
         Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-95640).

5        Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
         (contained in Exhibit 5)

24       Power of Attorney (see page 6)




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